SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 17, 2006


                            APOLO GOLD & ENERGY INC.
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             (Exact name of registrant as specified in its charter)

               Nevada                                             98-0412805
   ---------------------------                                 ---------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           1209 - 409 Granville Street
                              Vancouver, BC V6C 1T2
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               (Address of principal executive offices)(Zip Code)

                                 (604) 687-4150
                                -----------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

On July 14, 2006, the registrant and Dutchess Private Equity Fund II, LP agreed to terminate the investment agreement between them. Under the terms of the investment agreement, the registrant was allowed to "put" to Dutchess up to 100,000,000 shares of its common stock up to $10,000,000 subject to certain conditions. The registrant filed a registration statement on Form SB-2 to permit the put resale of shares put to Dutchess which became effective on October 31, 2005. Since that date a total of 2,364,387 shares for $229,344 dollars were sold to Dutchess. The registrant will amend the registration statement to withdraw the unsold shares from registration.

There is no material relationship between the registrant or its affiliates and Dutchess other than the investment agreement. The investment agreement was terminated to eliminate an impediment perceived by investment bankers to raising additional capital to sufficiently fund the registrant's business plan. The registrant has not incurred any early termination penalties.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOLO GOLD & ENERGY INC.

Dated: July 17, 2006


/s/ ROBERT DINNING
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ROBERT DINNING, Chief Financial Officer